SCHEDULE 13D/A

CUSIP No. 83407F101

1.	NAMES OF REPORTING PERSONS
	I.R.S. IDENTIFICATION NOS. OF ABOVE PERSONS (ENTITIES ONLY)

	Mithaq Capital SPC
2.	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*

	(a)  [   ]
	(b)  [   ]

3.	SEC USE ONLY
	________________________________________________

4.	SOURCE OF FUNDS (See Instructions)
	WC

5.	CHECK IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO
	ITEMS 2(D) [   ] OR 2(E) [   ]


6.	CITIZENSHIP OR PLACE OF ORGANIZATION

	Cayman Islands

NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON
WITH

7. 	SOLE VOTING POWER:		6,440,397 shares

8. 	SHARED VOTING POWER:

9.	SOLE DISPOSITIVE POWER:		6,440,397 shares

10. 	SHARED DISPOSITIVE POWER:

11. 	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

   	6,440,397 shares

12. 	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11)
	EXCLUDES CERTAIN SHARES (See Instructions) [   ]

13.	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)

	29.9%

14.	TYPE OF REPORTING PERSON (See Instructions)

	CO



CUSIP No.
83407F101

1.	NAMES OF REPORTING PERSONS
	I.R.S. IDENTIFICATION NOS. OF ABOVE PERSONS (ENTITIES ONLY)

	Turki Saleh A. AlRajhi

2.	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*

	(a)  [   ]
	(b)  [   ]

3.	SEC USE ONLY

	__________________________________________________


4.	SOURCE OF FUNDS (See Instructions)

	WC

5.	CHECK IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED
	PURSUANT TO ITEMS 2(D) [   ] OR 2(E) [   ]


6.	CITIZENSHIP OR PLACE OF ORGANIZATION

	Saudi Arabia

NUMBER OF SHARES BENEFICIALLY OWNED BY EACH
REPORTING PERSON WITH:

7.	SOLE VOTING POWER
	0

8.	SHARED VOTING POWER
	6,440,397 shares

9.	SOLE DISPOSITIVE POWER
	0

10.	SHARED DISPOSITIVE POWER
	6,440,397 shares

11.	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
	6,440,397 shares

12.	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES
	CERTAIN SHARES (See Instructions) [   ]

13.	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)

	29.9%

14.	TYPE OF REPORTING PERSON (See Instructions)

	IN




CUSIP No.
83407F101

1.	NAMES OF REPORTING PERSONS
	I.R.S. IDENTIFICATION NOS. OF ABOVE PERSONS (ENTITIES ONLY)

	Muhammad Asif Seemab

2.	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*

	(a)  [   ]
	(b)  [   ]

3.	SEC USE ONLY

	__________________________________________________


4.	SOURCE OF FUNDS (See Instructions)

	WC

5.	CHECK IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED
	PURSUANT TO ITEMS 2(D) [   ] OR 2(E) [   ]


6.	CITIZENSHIP OR PLACE OF ORGANIZATION

	Pakistan

NUMBER OF SHARES BENEFICIALLY OWNED BY EACH
REPORTING PERSON WITH:

7.	SOLE VOTING POWER
	0

8.	SHARED VOTING POWER
	6,440,397 shares

9.	SOLE DISPOSITIVE POWER
	0

10.	SHARED DISPOSITIVE POWER
	6,440,397 shares

11.	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
	6,440,397 shares

12.	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN
	SHARES (See Instructions) [   ]

13.	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)

	29.9%

14.	TYPE OF REPORTING PERSON (See Instructions)

	IN





This Amendment No. 4 amends the Schedule 13D filed on February 26, 2021
(the Original Schedule 13D and, as amended by Amendment No. 1 to
Schedule 13D filed on March 2, 2021, Amendment No. 2
to Schedule 13D filed on March 18, 2021, and Amendment No. 3 on March 25, 2021, the Schedule 13D). This statement of beneficial ownership on Schedule 13D relates to the shares of Class A Common Stock (the Shares) of Software Acquisition Group Inc. II (the Issuer). Unless specifically amended hereby, the disclosures set forth in the Original
Schedule 13D remain unchanged. Capitalized terms used but not otherwise defined herein have the meanings given to them in the Original Schedule 13D. The purpose of this Amendment No. 4 is to report the purchase of additional Shares by Mithaq Capital SPC.


Item 3.	Source and Amount of Funds or Other Considerations

The aggregate amount expended by Mithaq Capital SPC (including brokerage commissions) to purchase Shares is set forth in Exhibit A hereto and is incorporated herein by reference.

Item 5.	Interest in Securities of the Issuer

(a) and (b) The information contained on the cover pages to this
Schedule 13D is incorporated herein by reference, and reflect transactions through the close of business on March 30, 2021.
Turki Saleh A. AlRajhi and Muhammad Asif Seemab are directors of Mithaq Capital SPC and as such may exercise shared voting and dispositive power over the shares owned by Mithaq Capital SPC.

All percentages referred to on the cover pages are based on 17,250,000 shares of Class A common stock issued and outstanding and 4,312,500 shares of Class B common stock issued and outstanding as of December 31, 2020 as reported in the Issuers Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2021.

(c)	Information concerning transactions in the Shares effected by the Reporting Persons during the past sixty days (through March 30, 2021) is set forth in Exhibit A hereto and is incorporated herein by reference. All of the transactions in Shares listed in Exhibit A were effected in open market brokerage transactions by Mithaq Capital SPC.

(d) Except as described in this Schedule 13D, to the knowledge of the Reporting Persons, only Mithaq Capital SPC has the right to receive or the power to direct the receipt of dividends from, or proceeds from the sale of, the Shares reported on this Schedule 13D.

(e) Not applicable.



Signatures
Date:	March 31, 2021			Mithaq Capital SPC


					By:/s/ Turki Saleh A. AlRajhi
					Name:	 Turki Saleh A. AlRajhi
					Title: Director


					By:/s/Muhammad Asif Seemab
					Name:	Muhammad Asif Seemab
					Title: Director



Date:	March 31, 2021			/s/ Turki Saleh A. AlRajhi
					Turki Saleh A. AlRajhi




Date:   March 31, 2021			/s/Muhammad Asif Seemab
					Muhammad Asif Seemab











Exhibit A
Transactions in the Shares During the Last 60 Days



# - Trade Date - Activity - Shares Bought - Cost Value - Cost per share
					    (USD)	 (USD)

1   11-Feb-21    Buy        1,000,000	  11,000,397.45	 11.00
2   11-Feb-21    Buy           47,411	     521,781.76	 11.01
3   12-Feb-21    Buy          373,063	   4,104,363.82	 11.00
4   16-Feb-21    Buy          332,998	   3,768,890.08	 11.32
5   17-Feb-21    Buy          522,833	   5,877,175.01	 11.24
6   18-Feb-21    Buy          450,849	   5,128,896.64	 11.38
7   19-Feb-21    Buy          294,605	   3,383,785.91	 11.49
8   22-Feb-21    Buy          219,495	   2,523,412.27	 11.50
9   23-Feb-21    Buy          520,641	   5,743,978.86	 11.03
10. 24-Feb-21	 Buy	       61,271	     695,804.21  11.36
11. 25-Feb-21	 Buy	      397,764	   4,501,795.92	 11.32
12. 26-Feb-21	 Buy	       43,620	     494,780.29	 11.34
13. 01-Mar-21	 Buy	       47,950	     543,175.74	 11.33
14. 09-Mar-21	 Buy	       52,954	     550,551.92  10.40
15. 10-Mar-21	 Buy	       35,400	     369,689.95	 10.44
16. 11-Mar-21 	 Buy	          400	       4,202.10	 10.51
17. 12-Mar-21	 Buy	       19,725	     206,712.82	 10.48
18. 15-Mar-21	 Buy	       87,829	     920,319.40	 10.48
19. 16-Mar-21	 Buy	       34,853	     360,549.75	 10.34
20. 17-Mar-21	 Buy           85,209	     887,665.28	 10.42
21  18-Mar-21	 Buy	       26,783        281,297.80  10.50
22  19-Mar-21    Buy          123,308      1,294,172.34  10.50
23  22-Mar-21	 Buy	       11,090 	     116,482.14	 10.50
24  23-Mar-21	 Buy	      766,618  	   8,051,519.54	 10.50
25  24-Mar-21    Buy           21,649        218,441.50  10.09
26  25-Mar-21    Buy            7,163         71,665.82  10.01
27  30-Mar-21    Buy          854,916      8,553,434.58  10.01
                 Total:     6,440,397 	 $70,174,943.00